AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------

                  THIS AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, effective as of the 24th day of March, 2000 is made by and between MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association ("Mercantile"), FIRST UNION NATIONAL BANK, a national bank ("First Union"), and OLD NATIONAL BANK, a national bank ("Old National," and collectively with Mercantile and First Union referred to herein as "Banks"), and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent"), and SHOE CARNIVAL, INC. ("Borrower").

                                   WITNESSETH:
                                   ----------

                  WHEREAS, Banks, Agent and Borrower are parties to a certain Amended and Restated Credit Agreement dated as of April 16, 1999 (as amended, the "Agreement"), pursuant to which Banks have agreed to loan Borrower such sums, not to exceed $45,000,000.00 outstanding at any one time, as Borrower may request from time to time, which obligations of Borrower are presently evidenced by the Agreement and by a certain Promissory Note dated April 16, 1999 made by Borrower payable to the order of Mercantile in the original principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00), by a certain Promissory Note dated April 16, 1999 made by Borrower payable to the order of Old National in the original principal amount of Ten Million Dollars ($10,000,000.00), and by a certain Promissory Note dated April 16, 1999 made by Borrower payable to the order of First Union in the original principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000.00) (as amended, the "Notes");

                  WHEREAS, Borrower, Agent and Banks wish to further amend the Agreement and the Notes to increase the maximum principal amount available to Borrower thereunder, to extend the term thereof, to change certain covenants contained in the Agreement and to make certain other revisions to the Agreement as hereinafter set forth;

                  NOW, THEREFORE, in order to effect such amendments and in consideration of the premises herein set forth, Borrower, Agent and Banks agree as follows:

                  1. The definition of "Commitment" in Section 1.1 of the Agreement is hereby amended to provide as follows:

                           "Commitment" means Fifty-Five Million Dollars ($55,000,000.00), and, with respect to each Bank, the amount specified as such and set opposite the name of such Bank on the signature pages of that certain Amendment to Amended and Restated Credit Agreement dated as of March 24, 2000.

                  2. Paragraph (b) in the definition of "Interest Period" in Section 1.1 of the Agreement is hereby amended to provide as follows:


                           (b) Any Interest Period which includes March 31, 2002 shall end on such date.

                  3. The definition of "Notes" in Section 1.1 of the Agreement is hereby amended to provide as follows:

                           "Notes" mean the amended and restated promissory notes of Borrower in the form of Exhibits A, B and C attached to that certain Amendment to Amended and Restated Credit Agreement dated March 24, 2000, evidencing the obligation of Borrower to repay the Loans and amounts outstanding under any Reimbursement Agreements.

                  4. The Note of Borrower payable to the order of Mercantile shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit A and incorporated herein by reference. The Note of Borrower payable to the order of Old National shall hereafter be restated in the form of that Note attached to this Amendment as Exhibit B and amended and incorporated herein by reference. The Note of Borrower payable to the order of First Union shall hereafter be amended and restated in the form of that Note attached to this Amendment as Exhibit C and incorporated herein by reference.

                  5. The definition of "Pro Rata Share" in Section 1.1 of the Agreement is hereby amended to provide as follows:

                           "Pro Rata Share" shall mean the pro rata share of loans to be made by each of the Banks hereunder or of other amounts to be shared between Banks, which shall be 39.0909% for Mercantile, 21.8182% for Old National, and 39.0909% for First Union.

                  6. The definition of "Term" in Section 1.1 of the Agreement is hereby amended to provide as follows:

                           "Term" means the period from the Effective Date up to and including March 31, 2002; except that (i) all, but not less than all, of the Banks may, in their sole discretion, extend such Term for additional one-year periods by notifying Borrower of each such extension at least 12 months prior to the expiration of the then current Term end of their intention to extend the Term by an additional year; and (ii) Agent may terminate Banks' obligations hereunder at any time prior to such stated maturity date or any extension thereof pursuant to Article 6 herein.

                  7. Section 5.1(e)(i) of the Agreement is hereby deleted in its entirety and in its place shall be substituted the following:

                           (i) Have a Net Worth of not less than $93,344,000.00 as of the end of each fiscal quarter during the Term hereof, less the aggregate amount of Distributions made by Borrower after the date of this Agreement to repurchase its capital stock as permitted under
         Section 5.2(e) herein, provided that any such reduction in the minimum Net Worth requirement of this Section 5.1(e)(i) for any such aggregate stock repurchases shall not exceed $10,000,000.00.

                  8. The Compliance Certificate (as defined in the Agreement) attached as Exhibit D to the Agreement, shall be amended and restated in the form of that certain Compliance Certificate attached hereto as Exhibit D. All references in the Agreement to the "Compliance Certificate" and other references of similar import shall hereafter be amended and deemed to refer to the Compliance Certificate in the form of that attached hereto as Exhibit D, which shall be submitted by Borrower to Banks as required in the Agreement.

                  9.       The  Borrowing  Base   Certificate   (as  defined  in
the Agreement) attached as Exhibit E to the Agreement, shall be amended and restated in the form of that certain Borrowing Base Certificate attached hereto as Exhibit E. All references in the Agreement to the "Borrowing Base Certificate" and other references of similar import shall hereafter be amended and deemed to refer to the Borrowing Base Certificate in the form of that attached hereto as Exhibit E, which shall be submitted by Borrower to Banks as required in the Agreement.

                  10. The form of Notice of Borrowing (as defined in the Agreement) attached as Exhibit F to the Agreement, shall be amended and restated in the form of that certain Notice of Borrowing attached hereto as Exhibit F. All references in the Agreement to the "Notice of Borrowing" and other references of similar import shall hereafter be amended and deemed to refer to the Notice of Borrowing in the form of that attached hereto as Exhibit F.

                  11. Borrower agrees to pay to Agent for the benefit of Banks an amendment fee in the amount of Fifteen Thousand Dollars ($15,000.00), which amendment fee shall be distributed by Agent to the Banks as follows:
$6,000.00 to Mercantile, $3,000.00 to Old National and $6,000.00 to First Union.

                  12. Borrower hereby represents and warrants to Agent and to Banks that:

                           (a)      The  execution,  delivery and  performance
by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Borrower is a party or by which it is bound or to which it is subject;

                           (b)      This Amendment has been duly executed and
delivered and constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms; and

                           (c)      As of the date hereof, all of the covenants,
representations and warranties of Borrower set forth in the Agreement are true and correct and no "Event of Default" (as defined therein) under or within the meaning of the Agreement, as hereby amended, has occurred and is continuing.

                  13. The Agreement, as hereby amended, and the Notes, as hereby amended, are and shall remain the binding obligations of Borrower, and except to the extent amended by this Amendment, all of the terms, provisions, conditions, agreements, covenants, representations, warranties and powers contained in the Agreement and the Notes shall be and remain in full force and effect and the same are hereby ratified and confirmed. This Amendment amends the Agreement and is not a novation thereof.

                  14. All references in the Agreement to "this Agreement" and to the "Notes" and any other references of similar import shall henceforth mean the Agreement or the Notes, as the case may be, as amended by this Amendment. All references in the Notes or other documents to "the Agreement" and to the "Notes" and any other references of similar import shall henceforth mean the Agreement or the Notes, as the case may be, as amended by this Amendment.

                  15. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

                  16. This Amendment is made solely for the benefit of Borrower, Agent and Banks as set forth herein, and is not intended to be relied upon or enforced by any other person or entity.

                  17. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, AGENT AND BANKS FROM ANY MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, AGENT AND BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AMENDMENT, THE NOTES AND THE AGREEMENT, WHICH CONSTITUTE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER, AGENT AND BANKS EXCEPT AS BORROWER, AGENT AND BANKS MAY LATER AGREE IN WRITING TO MODIFY. THIS AMENDMENT, THE NOTES AND THE AGREEMENT EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS (ORAL OR WRITTEN) RELATING TO THE SUBJECT MATTER HEREOF.

                  18. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.


                  19. In the event of any inconsistency or conflict between this Amendment and the Agreement or the Notes, the terms, provisions and conditions of this Amendment shall govern and control.

                  IN WITNESS WHEREOF the parties hereto have executed this Amendment to Amended and Restated Credit Agreement as of the day and year first above written on this 24th day of March, 2000.

                                      SHOE CARNIVAL, INC.



                                    By: /s/  W. Kerry Jackson
                                       -----------------------------------------
                                       W. Kerry Jackson, Vice President,
                                       Chief Financial Officer and Treasurer

Commitment:                         MERCANTILE BANK
Facility A:                         NATIONAL ASSOCIATION
  $21,500,000.00 (39.0909%)


                                    By: /s/ J. Eric Hartman
                                       -----------------------------------------
                                       J. Eric Hartman, Assistant Vice President


Commitment:                         OLD NATIONAL BANK
Facility A:
  $12,000,000.00 (21.8182%)

                                    By: /s/ John Lamb
                                       -----------------------------------------
                                       John Lamb, Vice President


Commitment:                         FIRST UNION NATIONAL BANK
Facility A:
  $21,500,000.00 (39.0909%)

                                    By: /s/ Richard P. Silva
                                       -----------------------------------------
                                       Richard P. Silva, Senior Vice President


                                    MERCANTILE BANK
                                    NATIONAL ASSOCIATION, AS AGENT



                                    By: /s/ J. Eric Hartman
                                       -----------------------------------------
                                       J. Eric Hartman, Assistant Vice President